Exhibit 8.1

List of Grindrod Shipping Pte. Ltd. Subsidiaries(1)

Name of Subsidiary	Jurisdiction of Incorporation or Organization

IVS Bulk Owning Pte. Ltd.	Singapore
IVS Bulk Carriers Pte. Ltd.	Singapore
IVS Bulk 430 Pte. Ltd.	Singapore
IVS Bulk 462 Pte. Ltd.	Singapore
IVS Bulk 475 Pte. Ltd.	Singapore
IVS Bulk 511 Pte. Ltd.	Singapore
IVS Bulk 512 Pte. Ltd.	Singapore
IVS Bulk 603 Pte. Ltd.	Singapore
IVS Bulk 609 Pte. Ltd.	Singapore
IVS Bulk 611 Pte. Ltd.	Singapore
IVS Bulk 612 Pte. Ltd.	Singapore
IVS Bulk 707 Pte. Ltd.	Singapore
Grindrod Shipping Services UK Limited	United Kingdom
Unicorn Atlantic Pte. Ltd.	Singapore
Unicorn Baltic Pte. Ltd.	Singapore
Unicorn Ionia Pte. Ltd.	Singapore
Unicorn Tanker Operations (434) Pte. Ltd.	Singapore
Unicorn Tankships (428) Ltd.	British Virgin Islands

Unicorn Ross Pte. Ltd.	Singapore
Nyathi Limited	Isle of Man
Unicorn Caspian Pte. Ltd.	Singapore
Unicorn Marmara Pte. Ltd.	Singapore
Unicorn Scotia Pte. Ltd.	Singapore
Unicorn Malacca Pte. Ltd.	Singapore
Unicorn Bulk Carriers Ltd	British Virgin Islands
Unicorn Tankers International Ltd	British Virgin Islands
Grindrod Maritime LLC (formerly known as York Maritime Holdings. V. LLC)	Marshall Islands
IM Shipping Pte. Ltd.	Singapore

(1) Excludes three dormant or otherwise inactive subsidiaries that are incorporated in the British Virgin Islands and have Unicorn Tankers International Ltd as the parent company.